Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Nikola Corporation of our report dated March 6, 2020, relating to the financial statements of VectoIQ Acquisition Corp.

/s/ RSM US LLP

New York, New York

August 11, 2020